  As filed with the Securities and Exchange Commission on November 30, 2001.
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ____________________

                          ACT TELECONFERENCING, INC.
                          --------------------------
            (Exact name of Registrant as specified in its charter)

              Colorado                                           84-1132665
  ---------------------------------                            --------------
   (State or other jurisdiction of                              (IRS Employer
    incorporation or organization)                           Identification No.)


    1658 Cole Boulevard, Suite 130
             Golden, Colorado                                      80401
  -----------------------------------                              ------
(Address of Principal Executive Offices)                         (Zip Code)


                          ACT TELECONFERENCING, INC.
               EMPLOYEE STOCK PURCHASE PLAN OF 1998 (as amended)
                                      and
                    STOCK OPTION PLAN OF 2000 (as amended)
                    --------------------------------------
                           (Full title of the plan)


                               Gavin J. Thomson
                          ACT Teleconferencing, Inc.
                        1658 Cole Boulevard, Suite 130
                           Golden, Colorado   80401
                           ------------------------
                    (Name and address of agent for service)

                                 303-235-9000
                                 ------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

========================================================================================================================
Title of securities         Amount to             Proposed maximum            Proposed maximum            Amount of
  To be registered        be registered          offering price per       aggregate offering price    registration fee
                                                     share/(3)/
========================================================================================================================
Common Stock, no       200,000 shares/(1)/             $10.05                    $2,010,000                 $481
 par value
(Stock Option Plan
 of 2000, as
 amended)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no       200,000 shares/(2)/             $10.05                    $2,010,000                 $481
 par value

(Employee Stock
 Purchase Plan of
 1998, as amended)
------------------------------------------------------------------------------------------------------------------------
   TOTAL                                                                                                    $962
========================================================================================================================



1 Such shares are in addition to the 200,000 shares of common stock registered by the Company on Registration Statement No. 333-49916.

2 Such shares are in addition to the 100,000 shares of common stock registered by the Company on Registration Statement No. 333-58403.

3 Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on November 29, 2001 pursuant to Rule 457(c).

                               Explanatory Note

     On June 28, 2001, the shareholders of ACT Teleconferencing, Inc. (the "Company") approved an amendment to the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998 (the "Purchase Plan") which increased the number of shares reserved for issuance under the Purchase Plan by 200,000 shares, and an amendment to its Stock Option Plan of 2000 (the "Option Plan") which increased the number of shares reserved for issuance under the Option Plan by 200,000 shares. The purpose of this Registration Statement is to register the issuance of such additional shares under the Purchase Plan and the Option Plan. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8 (No. 333-58403), as amended by Post-Effective Amendment No.1, as to the Purchase Plan, and its Registration Statement on Form S-8 (No. 333-49916) as to the Option Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          -----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          ------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.   Description of Securities.
          -------------------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 8.   Exhibits.
          --------

          The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

  Exhibit No.      Description and Method of Filing
  -----------      --------------------------------
  Exhibit 5.1      Opinion of Faegre & Benson LLP on legality of stock offered.

  Exhibit 23.1     Consent of Ernst & Young LLP, Independent Auditors.

  Exhibit 23.2     Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9.   Undertakings.
          -------------

          Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on November 9, 2001.

                                       ACT TELECONFERENCING, INC.


                                       By: /s/ Gerald D. Van Eeckhout
                                          ------------------------------------
                                           Gerald D. Van Eeckhout
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                       Date
---------                        -----                       ----

   /s/ Gerald D. Van Eeckhout    Chief Executive Officer     November 9, 2001
-------------------------------
Gerald D. Van Eeckhout           and Director (Principal
                                 Executive Officer)


  /s/ Gavin J. Thomson           Chief Financial Officer     November 9, 2001
-------------------------------
Gavin J. Thomson                 and Secretary (Principal
                                 Financial and Accounting
                                 Officer)

  /s/ Ronald J. Bach             Director                    November 9, 2001
-------------------------------
Ronald J. Bach


  /s/ James F. Seifert           Director                    November 9, 2001
-------------------------------
James F. Seifert


  /s/ Carolyn R. Van Eeckhout    Director                    November 9, 2001
-------------------------------
Carolyn R. Van Eeckhout


  /s/ Donald L. Sturtevant       Director                    November 9, 2001
-------------------------------
Donald L. Sturtevant